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                                                                    EXHIBIT 10.3

                                 PRECONSTRUCTION
                        PURCHASE AND ESCROW AGREEMENT FOR
                    BEACHSIDE ALL-SUITES HOTEL, A CONDOMINIUM

         THIS AGREEMENT is made and entered into by and between Purchaser identified on the signature page hereof (hereafter referred to as "Purchaser") and SOUTHWIND DEVELOPMENT COMPANY, L.L.C., an Alabama limited liability company (hereafter referred to as "Developer").


                                 R E C I T A L S


         Developer proposes to construct a Condominium known as Beachside All-Suites Hotel, a Condominium, located in Baldwin County, Alabama, more particularly described in the Declaration of Condominium of said Condominium (the "Condominium"). If the Condominium is built, Purchaser desires to purchase a Unit on the terms and conditions stated in this Agreement. IF FEWER THAN 65 HOTEL GUEST UNITS HAVE BEEN SOLD BY _________, ____ THE CONDOMINIUM IMPROVEMENTS WILL NOT BE BUILT, AND YOUR ERNEST MONEY DEPOSIT WILL BE REFUNDED TO YOU, WITH INTEREST, IN ACCORDANCE WITH SECTIONS 5 & 8 HEREOF. The Declaration of Condominium, which, if the Condominium is developed, will be filed for record in the Probate Court of Baldwin County, Alabama (the "Declaration"), more particularly describes the Condominium. The Declaration provides, among other things, that the Condominium will be known and operated as a hotel and that personal use of any Hotel Guest Unit by the owner thereof is limited.

         IT IS, THEREFORE, AGREED AS FOLLOWS:

1.       UNIT.

         A. Subject to the terms and conditions hereinafter set forth, Developer agrees to sell and Purchaser agrees to purchase the Hotel Guest Unit known as Unit Number ___ in Beachside All-Suites Hotel, a Condominium, located near the City of Gulf Shores, Baldwin County, Alabama. The Unit described above is herein referred to as the "Unit".

         B.
            -------------------------------    -----------------------------
                     Purchaser                           Developer



2. PRICE AND TERMS OF PAYMENT. Purchaser agrees to pay the Purchase Price in the following manner:



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
         A.       Condominium Unit                                              $
                                                                                 ----------------
         B.       Earnest Money Deposit paid as
                  earnest money upon the execution of this Agreement, which
                  shall be held by an "Escrow Agent" in an interest bearing
                  account in accordance with the terms and conditions of this
                  Agreement.                                                    $
                                                                                 ----------------
         C.       Balance Due Upon Closing:                                     $
                                                                                 ----------------

3. FURNISHINGS. The Unit will be sold finished with colors and materials determined by Developer and furnished as Developer deems appropriate for the operation of the hotel.

4. MORTGAGE FINANCING; FINANCIAL STATEMENT; AND CREDIT REPORT. This sale is not contingent upon Purchaser's obtaining financing. Notwithstanding the foregoing, if Purchaser is denied financing by a lender, Developer may, in its discretion, terminate this contract by written notice to Purchaser. If Purchaser obtains financing to close this sale, all charges of the lender and other costs of such loan and closing costs shall be borne by Purchaser. Purchaser shall provide to Developer for review by Developer and Developer's lender a financial statement signed by Purchaser in a form approved by Developer. Purchaser hereby authorizes the Developer and Developer's lender to order and review credit report(s) concerning Purchaser. If, in Developer's discretion, Purchaser's credit report(s) is unsatisfactory, then Developer may terminate this contract by written notice to Purchaser.

5. ESCROW AGENT. The deposits required to be made to the Escrow Agent by Purchaser shall be deposited in escrow and held within the State of Alabama in an account designated solely for that purpose by either a licensed title insurance company, an attorney, a licensed real estate broker, or an institution whose accounts are insured by a governmental agency or instrumentality until:
(i) delivered to the Developer at closing; (ii) delivered to the Developer because of Purchaser's default under this Preconstruction Purchase and Escrow Agreement to purchase the Unit; or (iii) refunded to Purchaser in accordance with this Preconstruction Purchase and Escrow Agreement. The funds representing such deposit shall be held in an interest bearing account, and the interest accrued thereon shall belong to the party entitled to the principal deposit. The Escrow Agent shall hold said deposit in the escrow account subject to the terms and conditions of this Agreement. Developer shall give to Purchaser notice of the person or company which shall act as Escrow Agent and the name and account number of the escrow account. Developer may, from time to time, designate a different Escrow Agent, and in any such case, Developer will promptly notify, in writing, Purchaser of the name and address of the new Escrow Agent. In all events, the Escrow Agent shall be a licensed title insurance company, an attorney, a licensed real estate broker or an institution whose accounts are insured by a governmental agency or instrumentality.

6. PURCHASER'S ACKNOWLEDGMENT OF RECEIPT AND REVIEW OF DOCUMENTS. The Purchaser acknowledges receipt from the Developer and review of a copy of the following:

         (A)      Prospectus;
         (B)      Proposed Declaration with proposed Plans attached;
         (C)      Proposed Articles of Incorporation of the Condominium
                  Association;
         (D)      Proposed Bylaws of the Condominium Association;



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         (E)      Proposed Hotel Operating and Rental Pool Agreement; and
         (F) This Preconstruction Purchase and Escrow Agreement. (all herein collectively referred to as the "Condominium Documents").

This Preconstruction Purchase and Escrow Agreement is subject to all of the terms, conditions and stipulations of the Condominium Documents. The Purchaser further acknowledges that he has had adequate opportunity to fully review of all of the Condominium Documents. The Purchaser understands that the Condominium Documents may be amended from time to time by the Developer prior to the closing. Purchaser hereby adopts and ratifies all of the terms and provisions of the Condominium Documents. Purchaser agrees to execute at closing the Assignment and Assumption Agreement attached to the Hotel Operating and Rental Pool Agreement, thereby making Purchaser a party thereto.

7. PURCHASER'S RIGHT OF TERMINATION. Purchaser shall have the right to terminate this Agreement within seven (7) days after first receiving the Prospectus. The Purchaser acknowledges receiving the Prospectus simultaneously with, or prior to, Purchaser's execution of this Agreement. If the Purchaser elects to cancel this Agreement pursuant to the terms hereof, Purchaser may do so by hand delivering notice thereof to the Developer or by mailing notice thereof by prepaid United States mail to the Developer. However, if Purchaser does not deliver to Developer notice terminating this Agreement as provided for herein, Purchaser shall have no further rights to terminate. Upon such proper cancellation and termination by Purchaser, all sums paid to Escrow Agent by Purchaser, together with interest accrued thereon, will be repaid to Purchaser forthwith upon demand. Upon return to Purchaser of all sums, the parties hereto shall be released from all obligations under this Agreement and, thereupon, neither party hereto shall have any further liability to the other.

8. MINIMUM SALES CONTINGENCY. If the Developer does not sell at least 65 Hotel Guest Units prior to _____________ ____, ____, the Developer shall promptly refund all monies paid hereunder by the Purchaser, together with the interest accrued thereon, to Purchaser through the escrow account and this Agreement shall be null and void.

9. CONSTRUCTION OF THE CONDOMINIUM. The Developer proposes to construct the Condominium substantially in accordance with the Plans, subject, however, to modifications and amendments approved solely by the Developer. In the event that there is a conflict or ambiguity between the Plans and the brochures, advertisement, or other drawings, it is agreed that the Plans shall govern. Risk of loss and right to possession shall transfer to Purchaser at closing.

11. THE UNIT. The Unit dimensions are approximate. Purchaser acknowledges that in the course of construction of the improvements on the Property and of the Unit, certain changes, deviations or omissions may be required by the Developer, an engineer or architect, or required by governmental authorities. Therefore, any changes, deviations or omissions that may be required are hereby authorized, provided it does not materially affect the rights of the Purchaser, size or location of the Purchaser's Unit, decrease the Purchaser's share in the Common Elements, change the Purchaser's voting rights or increase his share in the Common Expense.

Living area ceilings at the top floor will be insulated with permalite tappered roof insulation or equivalent to an average thickness of 5 inches, which thickness, according to the manufacturer, will result in an approximate R-Value of 14. Living area exterior walls will be insulated with fiberglass butt type insulation to a thickness of 3.5 inches, which thickness, according to the manufacturer, will result in an approximate R-Value of 13. (Purchaser agrees and understands that in accordance with FTC Regulations,



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this information has been supplied by the installer and has not been determined by Developer.)

12. INSPECTION PRIOR TO CLOSING/WARRANTY. The Purchaser has the right to inspect, and/or have the Purchaser's designee inspect, the premises prior to closing; such inspection shall occur within three (3) business days after notice to Purchaser that the Unit may be inspected. The Purchaser shall satisfy himself at his expense that all appliances, heating and air conditioning, wiring, and plumbing are in working order before closing. Neither Developer nor Developer's agent makes any warranty regarding the condition of the Unit or of the Common Elements, except as follows: At closing, the Developer will give to Purchaser a one (1) year limited warranty on the following terms and conditions:

         (A) Not later than thirty (30) days after closing or occupancy, whichever event shall first occur, the Purchaser shall deliver a written list of any minor omissions or malfunctions not previously made known, in writing, to the Developer. To the extent that such items are the responsibility of Developer or not otherwise excluded hereunder, corrections or adjustments will be made by the Developer;

         (B) Developer warrants the Unit to be free from latent defects for a period of one (1) year following closing or occupancy, whichever event shall first occur;

         (C) A latent defect in construction is herein defined as a defect not apparent at time of occupancy or closing, but which becomes apparent within one (1) year from date of closing or occupancy, whichever event shall first occur, and such defect has been directly caused by Developer's failure to construct in accordance with the standards of construction prevailing in the geographical area of the Unit. It is understood, however, by Purchaser that normal characteristic behavior of building materials, wear and tear, general maintenance, and like items, will not constitute a latent defect;

         (D) All latent defects must be described, in writing, and delivered to Developer within the one (1) year period described herein;

         (E) Developer does not assume responsibility for any of the following, all of which are expressly excluded from this Limited Warranty:

                  (i) defects in appliances and pieces of equipment which are covered by manufacturer's warranties;

                  (ii) incidental, consequential, or secondary damages caused by a breach of this warranty;

                  (iii) defects which are the result of characteristics common to the materials used, such as, but not limited to: warping and deflection of wood; mildew and fading; chalking and checking of paint due to sunlight; cracks due to drying and curing of concrete, stucco, plaster, bricks, and masonry; drying, shrinking and cracking of caulking and weatherstripping;

                  (iv) conditions resulting from condensation on, or expansion or contraction of materials;

                  (v) defective design or materials supplied by the Purchaser or installed under the Purchaser's direction, or defects in, or caused by anything not built into or installed in the Unit pursuant to Preconstruction Purchaser and Escrow Agreement between the Developer and the



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         Purchaser;

                  (vi) damages due to ordinary wear and tear, abusive use, or lack of proper maintenance of the Unit; and

                  (vii) chips, scratches, or mars in tile, woodwork, walls, porcelain, brick, plumbing fixtures, formica and glass not expressly identified to the Developer prior to closing.

         (F) NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE LIMITED WARRANTY PROVIDED BY THE DEVELOPER TO THE PURCHASER OF A UNIT DOES NOT COVER ANY APPLIANCE, PIECE OF EQUIPMENT, OR ITEM WHICH IS A CONSUMER PRODUCT FOR PURPOSES OF THE MAGNUSON-MOSS WARRANTY ACT (15 U.S.C., ss.ss.2301 THROUGH 2312). THE LIMITED WARRANTY PROVIDED BY THE DEVELOPER TO THE PURCHASER IS GIVEN IN LIEU OF ANY AND ALL OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY WHICH ARE SEPARATELY DISCLAIMED.

         (G) This warranty is extended only to the Purchaser named herein. It is not transferable to subsequent purchasers of the Unit.

         (H) Should any term of this Agreement be determined by a court of competent jurisdiction to be unenforceable, such determination shall not affect the enforceability of the remaining provisions.

         (I) This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

If the premises are destroyed or substantially damaged by fire or any other cause before the closing date, this Agreement shall become null and void at the option of either party, and the earnest money, together with the interest accruing thereon, shall be refunded to Purchaser.

12.      CLOSING.

         A. Date and Place. The closing date and the place of closing shall be specified in a written notice given by the Developer to Purchaser in the manner hereinafter provided for the giving of notice, provided such written notice shall be given not fewer than ten (10) days prior to the date specified in the notice as the date of closing. The closing shall not take place until the Declaration of Condominium is recorded and the Unit is substantially completed, as evidenced by a recorded certificate of substantial completion executed by an independent registered architect or independent registered engineer or by issuance of a certificate of occupancy authorized by law.

         B. Title to be Conveyed. Upon closing, Developer shall convey the Unit to Purchaser subject to the following exceptions:

                  (1) The terms, conditions, covenants, and provisions of the Declaration of Condominium, as amended, the Articles of Incorporation of the Condominium Association, the Bylaws, and Rules and Regulations of the Condominium Association;

                  (2) Zoning, planning and other restrictions, regulations and other limitations imposed



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         on the Real Property, or the use thereof, by or under the Federal
         Coastal Zone Management Act, or other federal law or regulation, or the City of Gulf Shores or any other governmental authorities having jurisdiction over the Real Property;

                  (3)      Current ad valorem taxes not yet due and payable;

                  (4) Any easements which may be, or have been, granted to public authorities or utility companies to provide for utility lines, equipment, etc., for utilities serving the Condominium or other property;

                  (5) Encroachments, overlaps, boundary line disputes, and any other matter which would be disclosed by an accurate survey or inspection of the Real Property;

                  (6)      Applicable building setback lines;

                  (7) Outstanding oil, gas, and other mineral interests and rights in connection thereunder;

                  (8)      Existing utility easements; and

                  (9) Covenants prohibiting use of a portion of the Real Property for certain quick service restaurants or for certain named restaurants for a period of twenty (20) years.

         C.       Expenses.

                  (1)      The following expenses will be paid by the Developer:

                           (a)      Preparation of the deed;
                           (b)      Developer's attorney's fees; and
                           (c)      Cost of owner's title insurance policy.




                  (2) The Purchaser shall pay all other costs of the closing, including but not limited to:

                           (a) Recording of the deed, including all deed taxes;
                           (b) All costs required to be paid by the Mortgagee, if the Unit is to be mortgaged by the Purchaser;
                           (c) Utility deposits apportioned or assigned to said Unit;
                           (d) Purchaser's attorney's fees and the fees for services of any other parties engaged by Purchaser;
                           (e) Purchaser's proportionate share of the premium(s) for the insurance procured by the Developer for the Condominium Association for the first year of operation; the total premium is expected to be approximately $___.00. The Purchaser's proportionate share will be the same percentage as the Purchaser's percentage ownership in the Common



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                                    Elements; and
                           (f) Purchaser's proportionate share of the ad valorem taxes of the Real Property allocable to the Unit for the period of time from the date of closing to the end of the then pending tax year. The estimate will be based on the assumption that the Tax Assessor's Office will assess the Real Property for the pertinent year based on the sales price provided for in the Preconstruction Purchase and Escrow Agreement at full millage rates and further on the assumption that no exemptions will be applied by the Tax Assessor's Office. The foregoing sum shall be paid to the Developer, and such funds shall not be, nor be deemed to be, trust funds, but may be co-mingled with the general funds of Developer. The Developer will cause the ad valorem tax bill on the Real Property to be paid for such year. Purchaser shall be entitled to a refund from the Developer if the ad valorem tax bill pertaining to the Real Property is less than the amount collected at closing. In determining the portion of the ad valorem tax bill pertaining to the Unit, the amount of such tax bill shall be multiplied by a percentage equal to Purchaser's percentage ownership of Common Elements.

         D. Obligations at Closing. At the closing, the following will take place:

                  (1) Purchaser shall execute and deliver to Developer such documents which may be necessary to give effect to this Agreement;
                  (2) Purchaser will pay the balance of the Purchase Price to the Developer;
                  (3) Purchaser will pay to the Condominium Association for deposit into an Operating Cash Reserve Fund;
                  (4) The Developer will execute and deliver to the Purchaser a Warranty Deed conveying the Unit, subject to the matters and things hereinabove set forth. The acceptance of said deed by Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation on the part of the Developer to be performed pursuant to the provisions of this Agreement, except those which survive by operation of law or are herein specifically stated to survive the delivery of the deed;
                  (5) The Escrow Agent will transfer to the Developer, for credit to Purchaser, all money deposited by Purchaser with Escrow Agent, together with the interest accrued thereon; and
                  (6) The Developer will obtain, at Developer's expense, from Gulf Shores Title Company or other title insurance company chosen by the Developer, a standard American Land Title Condominium Association owner's title insurance commitment, in the usual form, listing the Purchaser as proposed insured in the amount of the Purchase Price. The commitment will contain the standard exceptions and shall further contain the same exceptions as the Warranty Deed.

         E. Title Taken. Purchaser requests that title be taken in the name(s) of _____________ and ____________, and that if more than one name is shown, the form of ownership be _____ tenants in common; _______ joint tenants with rights of survivorship; or _____ other [explain:________________________ ].



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13.      DEFAULT. Should Purchaser fail to make any of the payments coming due hereunder or fail or refuse to execute the instruments required to close this transaction, or refuse to pay the Purchase Price, costs or other sums required by this Agreement, or otherwise default hereunder, the Developer shall be forthwith paid all monies held in the escrow account, including interest accrued thereon, on behalf of the Purchaser, and such monies shall be retained by the Developer either, at the Developer's option, (i) as partial payment of the Purchase Price, in which case, Developer shall be entitled to specific performance of this Agreement by Purchaser and shall be entitled to recover its costs of enforcing this Agreement against Purchaser, including reasonable attorney fees; or (ii) as liquidated and agreed upon damages which the Developer has sustained and suffered as a result of Purchaser's default, and thereupon the parties hereto will be released and relieved from all obligations hereunder. The provisions herein contained for liquidated and agreed upon damages are bona fide provisions for such and are not a penalty, the parties understanding that by reason of the Developer binding itself to the sale of the Unit, and by reason of the withdrawal of it from sale at a time when other parties would be interested in purchasing the Unit, that the Developer will have sustained damages, if Purchaser defaults, which damages will be substantial but will not be capable of determination with mathematical precision, and therefore, as aforesaid, the provision for liquidated and agreed upon damages has been incorporated in this Agreement as a provision beneficial to both parties and as a reasonable estimate of damages that would be suffered by the Developer in the event of such default. Purchaser agrees that if Purchaser defaults in this Agreement, Purchaser will not file any action against the Developer seeking the return of any portion of any payment made pursuant this Agreement, or seeking any reduction in the amount of the liquidated and agreed upon damages.

14. NON-ASSIGNABILITY. The Purchaser shall not assign this Agreement or the Purchaser's rights hereunder without the prior written consent of the Developer. If Developer consents to any proposed assignment, such consent shall not release the original purchaser from liability under this Agreement. Any proposed assignment is subject to restrictions arising from the registration of the sale of the Unit as a security. Subject to the provisions hereof, this Agreement shall be binding upon the parties hereto and their personal representatives, heirs, successors and assigns.

15. ESCROW AGREEMENT. This Agreement will also serve as the Escrow Agreement between the parties.

16. AGREEMENT NOT AN ENCUMBRANCE. No encumbrance shall arise against the Property as a result of this Agreement or any monies deposited hereunder. In furtherance and not in limitation of the provisions of the preceding sentence, Purchaser agrees that the provisions of this Agreement are and shall be subject and subordinate to any lien of any mortgage, including, but not limited to, any building loan mortgage, heretofore or hereafter made and any advances heretofore made thereon and any payments or expenses already made or incurred or which hereafter may be made or incurred, pursuant to the terms hereof, or incidental thereto, or to protect the security thereof, to the full extent thereof without the execution of any further legal documents by Purchaser. This subordination shall apply whether such advances are voluntary or involuntary and whether made in accordance with any schedule of payments or accelerated by virtue of the right of the lender to make advances before they become due in accordance with the schedule of payments. Developer shall, at its option, either satisfy such mortgage or obtain a release of the Unit from the lien of such mortgage on or prior to the closing date. The existence of any mortgage or mortgages encumbering the Property, or portions thereof, other than the Unit, shall not constitute an objection to title or excuse Purchaser from completing payment of the Purchase Price or performing all his other obligations hereunder or be the basis of any claim against, or liability of, Developer, provided that any such mortgage is subordinated to the Declaration of Condominium or that the Unit is released from the lien of such mortgage.


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17.      SPECIAL DECLARANT RIGHTS. The Declaration of Condominium reserves certain Special Declarant Rights to the Developer. Reference is made to the Declaration of Condominium for those Special Declarant Rights. In general and not by way of limitation, the Developer has the right to: (i) maintain sales offices, management offices, and models in Units in the Condominium; (ii) maintain signs on the Common Elements; (iii) use easements throughout Common Elements for purposes of making improvements within the Condominium or within real estate that may be added to the Condominium; and (iv) appoint or remove the officers and members of the Board of Directors of the Condominium Association.

18. MERGER. All understandings and agreements heretofore made between the parties are merged in this Agreement which expresses the parties entire agreement, and no representations, oral or written, not contained herein shall be considered a part hereof. This Agreement may not be altered, enlarged, modified, or changed except by an instrument in writing executed by the parties hereto, and Purchaser understands that the authority of Developer's sales representatives is limited and confined to securing purchasers for the Property upon the terms and conditions set out in this Agreement, and that sales representatives have no power or authority to make any change, alteration, modification, stipulation, inducement, promise, or representation whatsoever other than those stated herein and that said sales representatives are acting as special representatives, and all representations of Developer not herein set forth are deemed waived by the Purchaser.

19. WHEN AGREEMENT EFFECTIVE. This Agreement shall not be binding upon Developer until signed by either the Developer's Manager or a person duly authorized by Developer's Manager to act on behalf of Developer for the purpose of binding Developer to this Agreement. However, once executed by Developer this Agreement shall be effective as of the date executed by the Developer as set out below.

20. VIEWING OF SITE. Purchaser acknowledges that Purchaser has personally viewed and inspected the site of the proposed Condominium.

21. NOTICE. All notices, statements, demands or other communications (herein referred to as "notices"), to be given under or pursuant to this Agreement, shall be in writing, and addressed to the parties at their respective addresses, as provided herein, and shall be delivered in person, or by certified or registered mail, post prepaid, or by telegram or cable, charges prepaid. If mailed or telegraphed, such Notice shall be deemed to have been given twenty-four (24) hours after the date of mailing or twenty-four (24) hours after the date of delivery to the telegraph or cable company.

         The Developer's address is (for purposes of this paragraph):

         The Purchaser's address is as set out below.

22. MISCELLANEOUS. When the context permits within this Agreement, use of the plural shall include the singular, use of the singular shall include the plural, and the use of any gender shall be deemed to include all genders. All terms used herein shall have the meaning given to them in the Declaration of Condominium and hereby are incorporated by reference and made a part hereof.

23.      DISCLOSURE. THE LISTING COMPANY, _____________________________ IS
EXCLUSIVELY AN AGENT OF:

         ________ DEVELOPER

         ________ PURCHASER



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         ________ BOTH PARTIES AS A LIMITED CONSENSUAL DUAL AGENT
         ________ NEITHER PARTY AND IS ACTING AS A TRANSACTION BROKER

THE SELLING COMPANY, ______________________________ IS EXCLUSIVELY AN AGENT OF:

         ________ DEVELOPER
         ________ PURCHASER
         ________ BOTH PARTIES AS A LIMITED CONSENSUAL DUAL AGENT
         ________ NEITHER PARTY AND IS ACTING AS A TRANSACTION BROKER
                       DEVELOPER INITIALS:_________
                       PURCHASER'S INITIALS:_______

24. ARBITRATION OF DISPUTES. Any controversy or claim between the parties hereto arising out of or related to Beachside All-Suites Hotel, a Condominium or this Agreement must be settled by binding arbitration in _______________ by the American Arbitration Association in accord with its then-prevailing rules, in lieu of judicial proceedings. The arbitrators shall have no power to change the provisions of this Agreement, and the determination of the arbitrators shall be conclusive and binding upon the parties thereto, and judgment upon the award rendered may be entered in accordance with applicable law in any court having jurisdiction thereof. The prevailing party in any arbitration proceeding shall be entitled, in addition to such other relief as it may obtain, to the payment of all costs and expenses incurred in connection therewith, including reasonable attorneys' fees.



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         IN WITNESS WHEREOF, the Purchaser has executed this Agreement this
_____ day of _________, _______.


                                    --------------------------------------------
                                    PURCHASER
                                    Social Security No.:
                                                        ------------------------


                                    --------------------------------------------
                                    PURCHASER
                                    Social Security No.:
                                                        ------------------------


                                    ADDRESS OF PURCHASER

                                    --------------------------------------------

                                    --------------------------------------------

                                                                      bus. phone
                                    ---------------------------------
                                                                      home phone
                                    ---------------------------------


         IN WITNESS WHEREOF, the Developer has caused this Agreement to be executed and accepted this offer to purchase on the day of ______, _______.


                                    SOUTHWIND DEVELOPMENT COMPANY, L.L.C.,
                                    An Alabama limited liability company


                                    By:
                                       -----------------------------------------


                                    As Its:
                                           -------------------------------------



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